UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[   ] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

LoCorr Investment Trust
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

LOCORR MANAGED FUTURES STRATEGY FUND
A SERIES OF LOCORR INVESTMENT TRUST
261 SCHOOL AVENUE, 4TH FLOOR
EXCELSIOR, MN 55331

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 22, 2016

This Notice presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the LoCorr Managed Futures Strategy Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material available for view:

Information Statement

The Information Statement details recent new sub-advisers related to the Fund.  Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Fund between each of the following sub-advisers and LoCorr Fund Management, LLC (the “Adviser”), the investment adviser to the Fund: Graham Capital Management, L.P., Millburn Ridgefield Corporation, and Revolution Capital Management, LLC.

The Adviser and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission.  This Manager of Managers Order permits the Adviser to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval.  The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy.  You may print and view the full Information Statement on the Fund’s website at http://www.locorrfunds.com, until at least September 20, 2016.  You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at LoCorr Managed Futures Strategy Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling (toll-free) 1-855-523-8637 by September 20, 2016.  If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

LOCORR MANAGED FUTURES STRATEGY FUND
A SERIES OF LOCORR INVESTMENT TRUST
261 SCHOOL AVENUE, 4TH FLOOR
EXCELSIOR, MN 55331

___________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISERS

A Notice of Internet Availability of this Information Statement is being mailed on or about June 29, 2016 to shareholders of record as of February 29, 2016 (the “Record Date”).  The Information Statement is being provided to shareholders of the LoCorr Managed Futures Strategy Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”), an Ohio business trust with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN  55331, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust and the investment adviser to the Fund, LoCorr Fund Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of March 23, 2016.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.locorrfunds.com/literature.html.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing and distributing this Information Statement.  One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.LOCORRFUNDS.COM, BY WRITING TO THE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201, OR BY CALLING (TOLL-FREE) 1-855-523-8637.

LOCORR MANAGED FUTURES STRATEGY FUND
A SERIES OF LOCORR INVESTMENT TRUST
261 SCHOOL AVENUE, 4TH FLOOR
EXCELSIOR, MN 55331
__________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISERS

This Information Statement is being made available to shareholders of the LoCorr Managed Futures Strategy Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”), an Ohio business trust with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN  55331, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust and the investment adviser to the Fund, LoCorr Fund Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of March 23, 2016.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.

THE MANAGEMENT AGREEMENT

Management Agreement

Pursuant to a management agreement dated April 11, 2014, as amended December 1, 2014 and March 4, 2015, between the Trust, with respect to the Fund, and the Adviser, the Adviser serves as the investment adviser to the Fund (the “Management Agreement”).  The Management Agreement was approved by the Board of Trustees at a meeting held on November 23, 2015.  Following approval by the Trustees, the Management Agreement was approved by a vote of Fund shareholders at a Special Meeting on March 11, 2016, called for the purpose of considering approval of the Management Agreement.  Following an initial two-year period, the Management Agreement shall continue in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities, and by the vote of a majority of Trustees of the Trust who are not parties to the Management Agreement or “interested persons,” as that term is defined in the Investment Company Act of 1940, as revised (the “1940 Act”), of any such party, at a meeting called for the purpose of voting on the Management Agreement.  The Management Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Adviser; and (ii) by the Adviser upon 60 days’ written notice to the Fund.  The Management Agreement provides that it will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Management Agreement provides that the Adviser, except by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Management Agreement, will not be subject to liability for, or damages, expenses or losses incurred by the Trust in connection with any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payment made pursuant to the Management Agreement, or any other matter to which the Management Agreement relates.

Pursuant to the Management Agreement, the Adviser is entitled to receive, on a monthly basis, an annual advisory fee of 1.85% of the Fund’s average daily net assets.  The Adviser has contractually agreed to reduce its fees and/or absorb expenses of the Fund until at least April 30, 2017, to ensure that total annual Fund operating expenses after fee waiver and/or reimbursement (exclusive of any Rule 12b-1 distribution and/or servicing fees, taxes, interest, short selling expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization, indirect expenses, swap fees and expenses, expenses of other investment companies in which the Fund may invest, or extraordinary expenses such as litigation and inclusive of organizational costs incurred prior to the commencement of operations) will not exceed 2.25% of the Fund’s daily average net assets attributable to each class, subject to possible recoupment from the Fund in future years on a rolling three year basis (within the three years after the fees have been waived or reimbursed) if such recoupment can be achieved within the foregoing expense limit.

Recoupment amounts may also include organizational expenses incurred prior to the commencement of operations subject to recoupment within three years of the date of such reimbursement.

Prior to March 18, 2016, the Adviser earned a fee of 1.50% of assets under management. For the fiscal year ended December 31, 2015, the Fund paid the following management fees to the Adviser.

Management Fees
Accrued	Waived	Recouped	Total Paid
$7,928,766	$0	$0	$7,928,766

INFORMATION ABOUT LOCORR FUND MANAGEMENT, LLC

LoCorr Fund Management, LLC is an SEC-registered investment adviser with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN 55331.  The Adviser was established in 2010 for the purpose of advising the funds within the Trust and has no other clients. As of December 31, 2015, it had approximately $1.64 billion in assets under management. Kevin M. Kinzie is deemed to indirectly control the Adviser by virtue of his ownership of more than 25% of the Adviser's parent company's membership interests.  Jon C. Essen is an affiliated person of the Trust because he is a Trustee and officer.  Mr. Essen is also an affiliated person of the Adviser because he is an officer of the Adviser.  Kevin M. Kinzie is an affiliated person of the Trust because he is a Trustee and officer and because he indirectly controls the Funds through his control of the Adviser, which in turn controls the Funds.  Mr. Kinzie is also an affiliated person of the Adviser because he is an officer of the Adviser and indirectly controls the Adviser.  Subject to the supervision and direction of the Trustees, the Adviser manages the Funds’ securities and investments in accordance with the Funds’ stated investment objectives and policies, makes investment decisions and places orders to purchase and sell securities on behalf of the Funds.

The following table provides information on the principal executive officers and directors of the Adviser:

Name and Address*	Title and Principal Occupation
Kevin Kinzie	Chief Executive Officer
Jon Essen	Chief Compliance Officer, Portfolio Manager
Ann Senne	Chief Operating Officer
Bob Sarna	Managing Director of Operations
Jackie Boie	Controller
Sean Katof	Senior Vice President, Director of Product Development, Portfolio Manager
*The address of each officer and director is that of the sub-adviser, listed above.

BOARD APPROVAL AND EVALUATION OF NEW SUB-ADVISORY AGREEMENTS

At an in person meeting of the Board of Trustees held November 23, 2015 (the “Meeting”), the Board of Trustees approved Graham Capital Management, L.P. (“GCM”), Millburn Ridgefield Corporation (“Millburn”), and Revolution Capital Management, LLC (“Revolution”) to serve as additional sub-advisers to the Fund.  At the Meeting, the Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of sub-advisory agreements between the Adviser and GCM, Millburn, and Revolution on behalf of the Fund (each a “Sub-Advisory Agreement” and together, the “Sub-Advisory Agreements”), as well as the Board of Trustees’ legal responsibilities related to such consideration.  After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreements for an initial two-year term.

Graham Capital Management, L.P.

Nature, Extent and Quality of Services Provided by GCM to the Fund:  The Trustees noted that, as a sub-adviser to the Fund, GCM will provide quantitative research, security selection and trade execution for the Fund’s portfolio as well as compliance services to assure assets are managed within the Fund’s investment restrictions. The Trustees also noted that GCM managed approximately $10.6 billion in assets as of November 1, 2015. The Trustees reviewed the responsibilities of GCM’s key individuals, noting the experience and backgrounds of these individuals. The Trustees noted that GCM has certified that it adopted a code of ethics under Rule 17j-1 of the 1940 Act, and also noted the Adviser’s familiarity with GCM. The Trustees further noted GCM’s overall strategy and risk controls. The Trustees considered GCM’s compliance controls including its monitoring of Investment Company Act restrictions as well as its technology and infrastructure. As of the Trustees’ review, GCM did not report any material compliance issues in the past 36 months, nor did GCM did have any recent regulatory examinations, material compliance issues or material litigations in the past 36 months. The Trustees concluded that GCM was well-suited to perform the services as sub-adviser to the Fund.

The Trustees noted that GCM carries an appropriate Errors and Omissions/Directors’ and Officers’ (“E&O/D&O”) policy. The Trustees concluded that, based on the revenue from its assets under management, GCM has adequate resources available and sufficient insurance coverage. The Trustees concluded that GCM is well-staffed and has a depth of experienced personnel and the quantitative expertise to provide high quality services to the Fund.

Investment Performance of GCM:  The Trustees considered the investment performance of GCM’s representative accounts for its tactical trend strategy, which the Trustees noted is a reasonable substitute as a reference performance record. GCM’s representative fund accounts reported 1-year and since inception returns that outperformed the Barclay CTA Index and Newedge CTA Index. After a discussion, the Trustees concluded that it was reasonable that GCM would provide satisfactory performance.

Costs of Services Provided and Profitability to be Realized and Extent of Economies of Scale to be Realized:  The Trustees considered the proposed sub-advisory fee was slightly lower than the average fee charged by GCM to its separately managed account clients. After further discussion, the Trustees concluded that the proposed sub-advisory fee was reasonable. The Trustees considered whether there will be economies of scale with respect to the management of the Fund. The Trustees agreed that this was primarily an adviser-level issue and should be considered with respect to the overall advisory contract, taking into consideration the impact of the sub-advisory expense. After discussion, it was the consensus of the Trustees that a lack of breakpoints was acceptable. The Trustees considered the anticipated profits to be realized by GCM in connection with its relationship with the Fund and whether the amount of profit is reasonable with respect to the sub-advisory services to be provided to the Fund. The Trustees noted that GCM estimates realizing profits during the initial fiscal year, both in terms of percentage of revenue as well as actual dollars, based on the amount of assets that GCM is expected to manage initially. The Trustees also noted GCM’s intention to continue to devote considerable resources in developing and maintaining its trading programs. After a discussion, the Trustees concluded that the anticipated level of profit was not excessive.

Conclusions:  Having requested and received such information from GCM as the Trustees believed to be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement, and as assisted by the advice of counsel, the Trustees concluded that the fee structure is reasonable and that approval of the Sub-Advisory Agreement is in the best interests of the shareholders of the Fund.

Millburn Ridgefield Corporation

Nature, Extent and Quality of Services Provided by Millburn to the Fund:  The Trustees also considered the nature, extent and quality of services provided or to be provided by Millburn for the Fund. The Trustees noted that Millburn managed approximately $1.5 billion in assets as of October 1, 2015 and has a history dating back to 1982. The Trustees reviewed the responsibilities of Millburn’s key individuals, noted the many years of experience for the portfolio management team and a depth of investment capabilities. The Trustees considered that Millburn will provide portfolio construction, investment strategy development and trade execution for the Fund’s portfolio as well as compliance services to assure assets are managed within the Fund’s investment restrictions. The Trustees noted that Millburn has certified that it adopted a code of ethics under Rule 17j-1 of the 1940 Act. The Trustees generally discussed the risks of Millburn’s strategy and risk controls. The Trustees considered Millburn’s compliance controls including its pre- and post-trade compliance checks. The Trustees noted that Millburn reported no material compliance issues in the past 36 months or had any material litigations and concluded that Millburn was well-suited to perform the services as sub-adviser to the Fund. The Trustees observed that Millburn carries a $5,000,000 E&O/D&O policy. The Trustees concluded that Millburn has appropriate resources available and sufficient insurance coverage. The Trustees concluded that Millburn is well-staffed and has a depth of experienced personnel and investment expertise and is expected to provide the same to the Fund.

Investment Performance of Millburn:  The Trustees considered the investment performance of Millburn’s representative account for its strategy as a reference performance record. The Trustees noted that Millburn’s representative fund account’s 1-year, 5-year, 10-year and since inception returns outperformed the Barclay CTA Index for all periods. After a discussion, the Trustees were satisfied that Millburn would provide satisfactory performance.

Costs of Services Provided and Profitability to be Realized and Extent of Economies of Scale to be Realized:  The Trustees also noted that the proposed fee structure was lower than the fee charged by Millburn to its separately managed account clients and included breakpoints at certain asset levels. After further discussion, the Trustees concluded that the proposed sub-advisory fee was reasonable. The Trustees considered whether there will be economies of scale with respect to the management of the Fund. The Trustees agreed that this was primarily an adviser level issue and should be considered with respect to the overall advisory contract, taking into consideration the impact of the sub-advisory expense. After discussion, it was the consensus of the Trustees that a lack of breakpoints was acceptable. The Trustees considered the anticipated profits to be realized by Millburn in connection with its relationship with the Fund and whether the amount of profit is a fair entrepreneurial profit with respect to the sub-advisory services to be provided to the Fund. The Trustees noted that Millburn did not expect to earn a profit during the initial fiscal year based on several ranges of assets that Millburn is initially expected to manage. The Trustees concluded that the anticipated level of profit was not excessive.

Conclusions:  Having requested and received such information from Millburn as the Trustees believed to be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement, and as assisted by the advice of counsel, the Trustees concluded that the fee structure is reasonable and that approval of the Sub-Advisory Agreement is in the best interests of the shareholders of the Fund.

Revolution Capital Management, LLC

Nature, Extent and Quality of Services Provided by Revolution to the Fund: The Trustees noted that Revolution managed approximately $415 million in assets as of November 1, 2015. The Trustees reviewed the responsibilities of Revolution’s principals, noting the experience and backgrounds of these individuals. The Board further noted that Revolution will be responsible for the maintenance and improvement of the trading models used in its strategy for the Fund’s portfolio and trade execution as well as compliance services to assure assets are managed within the Fund’s investment restrictions. The Trustees noted that Revolution has certified that it adopted a code of ethics under Rule 17j-1 of the 1940 Act. The Trustees considered Revolution’s trading models and risk control systems. The Trustees also considered Revolution’s compliance controls including its real-time monitoring of positions and position limits. The Trustees considered that Revolution did not report any material compliance issues in the past 36 months, nor did it have any recent regulatory examinations, material compliance issues or material litigations in the past 36 months. The Trustees noted that Revolution was in the process of procuring an appropriate E&O/D&O policy. After a discussion, the Trustees concluded that Revolution is appropriately staffed and has the resources and expertise to provide high quality services to the Fund.

Investment Performance of Revolution: The Board considered the investment performance of Revolution’s representative account for its strategy as a reference performance record. The Trustees understood that Revolution’s representative fund account had 1-year, 5-year, 10-year and since inception returns that outperformed the Newedge CTA Index for all periods. After a discussion, the Trustees were satisfied that Revolution would provide satisfactory performance.

Costs of Services Provided and Profitability to be Realized and Extent of Economies of Scale to be Realized:  The Trustees considered that the proposed fee structure was favorable compared to the average fee charged by Revolution to its separately managed account clients in the same strategy. After further discussion, the Trustees concluded that the proposed sub-advisory fee was reasonable. The Trustees considered whether there will be economies of scale with respect to the management of the Fund. The Trustees agreed that this was primarily an adviser level issue and should be considered with respect to the overall advisory contract, taking into consideration the impact of the sub-advisory expense. After discussion, it was the consensus of the Trustees that a lack of breakpoints was acceptable. The Trustees considered the anticipated profits to be realized by Revolution in connection with its relationship with the Fund and whether the amount of profit is a fair entrepreneurial profit with respect to the sub-advisory services to be provided to the Fund. The Trustees noted that Revolution estimates realizing reasonable profits during the initial fiscal year, both in terms of percentage of revenue as well as actual dollars, based on the small amount of assets that Revolution is expected manage initially. The Trustees concluded that the anticipated level of profit was not excessive.

Conclusions:  Having requested and received such information from Revolution as the Trustees believed to be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement, and as assisted by the advice of counsel, the Trustees concluded that the fee structure is reasonable and that approval of the Sub-
Advisory Agreement is in the best interests of the shareholders of the Fund.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENTS

The Sub-Advisory Agreements were approved by the Board of Trustees at the Meeting for an initial term of two years to commence on the date on which the Adviser allocates Fund assets to the sub-advisers for management.  Thereafter, continuance of the Sub-Advisory Agreements will require annual approval by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and by the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreements or interested persons of any such party.  The Sub-Advisory Agreements are terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the relevant sub-adviser, and (ii) by a sub-adviser upon 60 days’ written notice.  The Sub-Advisory Agreements provide that they will terminate automatically in the event of their “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

The Sub-Advisory Agreements provide that GCM, Millburn, and Revolution, among other duties, will make all investment decisions for the portion of the Fund’s assets allocated to each respective sub-adviser as described in the Fund’s prospectus.  Each sub-adviser, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the portion of the Fund’s assets allocated to GCM, Millburn, and Revolution, respectively.  Each sub-adviser also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreements provide that the Adviser will compensate each sub-adviser at an incremental rate based on the Fund’s average daily net assets allocated to each sub-adviser by the Adviser, payable monthly.  The Adviser compensates the sub-advisers from the management fees that it receives from the Fund.  GCM, Millburn, and Revolution generally will pay all expenses they incur in connection with their activities under the Sub-Advisory Agreements, other than the costs of the Fund’s portfolio securities and other investments.

INFORMATION ABOUT GRAHAM CAPITAL MANAGEMENT, L.P.

GCM is an SEC-registered investment adviser with principal offices located at 40 Highland Avenue, Rowayton, CT 06853.  GCM has nearly 20 years of experience managing futures-based assets for institutional clients such as the Fund.  As of December 31, 2015, it had approximately $11.3 billion in assets under management.

The following table provides information on the principal executive officers and directors of GCM:

Name and Address*	Title and Principal Occupation
Kenneth G. Tropin	Chairman
Pablo Calderini	President and Chief Investment Officer
Paul Sedlack	Vice Chairman, General Counsel, and Chief Operating Officer
Robert E. Murray	Chief Executive Officer
William Pertusi	Chief Risk Officer
Brian Douglas	Chief Financial Officer
Tim Sperry	Chief Compliance Officer
Tom Schneider	Executive Vice President and Chief Trader
James Medeiros	Senior Managing Director
Barry Fox	Director of Research Operations
Ed Tricker	Co-Director of Quantitative Research
Thomas Feng	Co-Director of Quantitative Research
*The address of each officer and director is that of the sub-adviser, listed above.

Information on funds with similar investment objectives to the Fund that are advised or sub-advised by GCM can be found in Schedule A.

Portfolio Managers

Kenneth G. Tropin is the Chairman and the founder of GCM.  In May 1994, he founded GCM and became an Associated Person and Principal effective July 27, 1994.  Mr. Tropin developed the firm's original trading programs and is responsible for the overall management of the organization, including the investment of its proprietary trading capital.

Pablo Calderini is the President and Chief Investment Officer of GCM and, among other things, is responsible for the management and oversight of the discretionary and systematic trading businesses at GCM. He joined GCM in August 2010 and became an Associated Person and Principal of GCM effective August 13, 2010.  Prior to joining GCM, Mr. Calderini worked at Deutsche Bank from June 1997 to July 2010 where he held positions of increasing responsibility, most recently the Global Head of Equity Proprietary Trading. Mr. Calderini commenced his career at Deutsche Bank as Global Head of Emerging Markets.  During his tenure at Deutsche Bank, Mr. Calderini also helped manage several groups across the fixed income and equity platforms, including the Global Credit Derivatives Team.  Mr. Calderini received a B.A. in Economics from Universidad Nacional de Rosario in 1987 and a Masters in Economics from Universidad del Cema in 1988, each in Argentina.

INFORMATION ABOUT MILLBURN RIDGEFIELD CORPORATION

Millburn is a Delaware corporation with principal offices located at 411 West Putnam Avenue #410, Greenwich, CT 06830, and is an SEC-registered investment company.  As of December 31, 2015, it had approximately $1.4 billion in assets under management.

The following table provides information on the principal executive officers and directors of Millburn:

Name and Address*	Title and Principal Occupation
Harvey Beker	Co-Chairman
George E. Crapple	Co-Chairman
Barry A. Goodman	Co-Chief Executive Officer and Executive Director of Trading
Grant N. Smith	Co-Chief Executive Officer and Director of Research
Gregg R. Buckbinder	President and Chief Operating Officer
Steven M. Felsenthal	General Counsel and Chief Compliance Officer
*The address of each officer and director is that of the sub-adviser, listed above.

As of May 31, 2016, Millburn does not act as an adviser or sub-adviser to any registered investment companies with similar investment objectives to the Fund.

Portfolio Managers
Harvey Beker, Co-Chairman.   Mr. Beker has been Co-Chairman of Millburn since 1984 and serves as a member of Millburn’s Investment Committee.  Until November 1, 2015, Mr. Beker also served as Co-Chief Executive Officer of Millburn and Chief Executive Officer and Chairman of its affiliate, The Millburn Corporation. He received a Bachelor of Arts degree in economics from New York University (“NYU”) in 1974 and a Master of Business Administration degree in finance from NYU in 1975.  From June 1975 to July 1977, Mr. Beker was employed by the investment bank Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies.  From July 1977 to June 1978, Mr. Beker was a futures trader at the commodities and securities brokerage firm of Clayton Brokerage Co. of St. Louis.  Mr. Beker has been employed by The Millburn Corporation since June 1978 and initially served as the Director of Operations for its affiliate, Millburn Partners.  During his tenure at Millburn (including its affiliates), he has been instrumental in the development of the research, trading and operations areas.  Mr. Beker became a principal of the firm in June 1982.

George E. Crapple, Co-Chairman. Mr. Crapple has been Co-Chairman of Millburn since 1984 and serves as a member of Millburn’s Investment Committee.  Until November 1, 2015, Mr. Crapple also served as Co-Chief Executive Officer of Millburn and served as Co-Chairman and Co-Chief Executive Officer at The Millburn Corporation through May 2011. In 1966, he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa.  In 1969, he graduated from Harvard Law School, magna cum laude, where he was an editor of the Harvard Law Review.  He was a lawyer with the law firm of Sidley & Austin LLP, Chicago, Illinois, from June 1969 until April 1983, as a partner since July 1975, specializing in commodities, securities, corporate and tax law.  He was first associated with Millburn in June 1976 and joined Millburn and The Millburn Corporation (including its affiliates) on April 1983 on a full-time basis.  Mr. Crapple ceased his employment with The Millburn Corporation effective May 2011.  Mr. Crapple is a past Director, Member of the Executive Committee, Chairman of the Appeals Committee and a former Chairman of the Eastern Regional Business Conduct Committee of the National Futures Association, past Chairman of the hedge fund industry group (the Managed Funds Association), a former member of the Global Markets Advisory Committee of the Commodity Futures Trading Commission and a former member of the board of directors of the Futures Industry Association.

Barry Goodman, Co-Chief Executive Officer and Executive Director of Trading. Mr. Goodman became Co-Chief Executive Officer of Millburn on November 1, 2015, serves as a member of Millburn’s Investment Committee, and has served as Executive Director of Trading for Millburn and The Millburn Corporation since 1998. Prior to November 1, 2015, he also served as Executive Vice President of Millburn and The Millburn Corporation.  Mr. Goodman also plays an integral role in business and product development, and in the strategic direction of the firm as a whole.  Mr. Goodman joined Millburn and The Millburn Corporation (including its affiliate, Millburn Partners) in November 1982 as Assistant Director of Trading.  From September 1980 through October 1982, he was a commodity trader at the brokerage firm of E.F. Hutton & Co., Inc. (“E.F. Hutton”).  At E.F. Hutton, he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets.  Mr. Goodman graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics.

Grant N. Smith, Co-Chief Executive Officer and Director of Research. Mr. Smith became Co-Chief Executive Officer of Millburn on November 1, 2015, serves as a member of Millburn’s Investment Committee, and has served as Director of Research of Millburn and The Millburn Corporation since 1998.  Prior to November 1, 2015, he also served as Executive Vice President of Millburn and The Millburn Corporation. He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm.  He received a B.S. degree from the Massachusetts Institute of Technology (“MIT”) in 1974 and an M.S. degree from MIT in 1975.  While at MIT, he held several teaching and research positions in the computer science field and participated in various projects relating to database management.  He joined the predecessor entity to The Millburn Corporation in June 1975, and has been continuously associated with Millburn, The Millburn Corporation and their affiliates since that time.

INFORMATION ABOUT REVOLUTION CAPITAL MANAGEMENT, LLC

Revolution is a Denver, CO-based firm with principal offices located at 1400 16th Street, Suite 510, Denver, CO 80202, and is an SEC-registered investment company. As of December 31, 2015, it had approximately $420 million in assets under management.

The following table provides information on the principal executive officers and directors of Revolution:

Name and Address*	Title and Principal Occupation
Michael Mundt	Principal and Chief Compliance Officer
Theodore Robert Olson	Principal
*The address of each officer and director is that of the sub-adviser, listed above.

Information on funds with similar investment objectives to the Fund that are advised or sub-advised by Revolution can be found in Schedule A.

Portfolio Managers

Michael Mundt, Principal and Chief Compliance Officer.  Michael’s tasks at Revolution primarily consist of model development, business/marketing, and coordinating Revolution’s overall business and trading strategy.   Michael’s background is in engineering and applied science.  He received his B.S. in Aerospace Engineering from the University of Colorado in 1989.  He was awarded a Ph.D. in Aerospace Engineering in 1993, also from the University of Colorado; his thesis involved the exploration of chaos and turbulence in simple weather/climate models.  After the completion of his academic studies, Michael transitioned into the technology industry.  He was employed by Seagate Technology (a hard-disk drive company) as an engineer specializing in computational fluid mechanics between March 1998 and July 2007.  He currently holds nineteen U.S. patents in the area of disk-drive head/disk mechanics.  Michael has been registered with the National Futures Association as an Associated Person since 2004 and has been a listed Principal of Revolution since December 2004.

Theodore Robert Olson, Principal.   Rob oversees the architecture and development of the hardware and software computing infrastructure at Revolution.  Rob received his B.S. in Aerospace Engineering at the University of Arizona in 1989.  He received his M.S. and Ph.D. in Aerospace Engineering at the University of Colorado in 1992 and 1996, respectively. Rob was employed at Raytheon Technology, an aerospace defense contractor, from June 1996 through June 2006.  His primary job duties included code/software development, data analysis, and the development of statistical algorithms to process high-frequency, real- time data.  Rob is familiar with a wide range of computing languages (e.g. Fortran, C, C++, Java), operating systems (e.g. Windows, Linux, Unix, Mac OS X), and application software (e.g. Perl, Matlab, Tcl/Tk).  Rob has been registered with the National Futures Association as an Associated Person since 2008 and has been a listed Principal of Revolution since September 2005.

ADDITIONAL INFORMATION ABOUT
LOCORR MANAGED FUTURES STRATEGY FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as distributor and principal underwriter for the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 North River Center Drive, Suite 302, Milwaukee, WI  53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semi-annual report are available on request, without charge, by writing to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI  53201 or by calling 1-855-523-8637.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.

As of May 31, 2016, the total shares outstanding of each Class of the Fund were:

Share Class	Shares Outstanding
Class A	28,361,302
Class C	12,090,500
Class I	29,697,855

In addition, as of May 31, 2016, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Managed Futures Strategy Fund – Class A
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
American Enterprise Investment Services 707 2nd Avenue S Minneapolis, MN 55402-2405	75.91%	American Enterprise Investment Services, Inc.	MN	Record
Charles Schwab & Co. Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	6.08%	The Charles Schwab Corporation	DE	Record

Managed Futures Strategy Fund – Class C
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
American Enterprise Investment Services 707 2nd Avenue S Minneapolis, MN 55402-2405	29.65%	American Enterprise Investment Services, Inc.	MN	Record
Charles Schwab & Co. Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	29.04%	The Charles Schwab Corporation	DE	Record
Robert Baird & Co. Inc. 777 East Wisconsin Ave Milwaukee, WI 53202-5391	6.72%	Baird Holding Company	WI	Record

Managed Futures Strategy Fund – Class I
Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
Charles Schwab & Co. Inc. Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	18.53%	The Charles Schwab Corporation	DE	Record
American Enterprise Investment Services 707 2nd Avenue S Minneapolis, MN 55402-2405	14.77%	American Enterprise Investment Services, Inc.	MN	Record
NFS LLC FEBO Customers 19319 La Serena Drive Fort Myers, FL 33967-0524	9.61%	Fidelity Global Brokerage Group, Inc.	DE	Record

As of December 31, 2015, the Board members and officers of the Trust beneficially owned the following amounts of the Fund’s shares, which was less than 1% of the outstanding shares of the Fund:

Name of Trustee	Dollar Range of Equity Securities in Managed Futures Strategy Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Jon C. Essen	$10,001 - $50,000	$50,001 - $100,000
Kevin M. Kinzie	Over $1,000,000	Over $100,000
Ronald A. Tschetter	Over $100,000	Over $100,000
Mark A. Thompson	Over $100,000	Over $100,000
James W. Morton	$50,001 - $100,000	$50,001 - $100,000

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders.  Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by writing to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI  53201 or by calling 1-855-523-8637.  Such copies will be delivered promptly upon request.  Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.

SCHEDULE A
COMPARABLE FUNDS MANAGED BY FUND SUB-ADVISERS

Graham Capital Management, L.P

Fund Name	Assets Under Management as of 3/31/16 (in millions)	Investment Advisory Fee	Has Adviser Waived or Agreed to Reduce its Compensation?
LoCorr Market Trend Fund	$1,350	--*	Yes

Revolution Capital Management, LLC

Fund Name	Assets Under Management as of 3/31/16 (in millions)	Investment Advisory Fee	Has Adviser Waived or Agreed to Reduce its Compensation?
Hatteras Managed Futures Strategy Fund	$15.25	--*	Yes
Steben Managed Futures Strategy Fund	$21	--*	Yes

*The Sub-Advisers are relying on an exemptive order provided to the Trust for the respective funds listed above, which allow the firm to not disclose the management fees it charges for its advisory or sub-advisory services.